Exhibit 23.10




                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement of Genesys S.A. (the "Company") on Form S-8 and to the incorporation by reference therein and in the related prospectus of our reports included or incorporated by reference in the Company's Registration Statement on Form F-4 dated February 12, 2001 (No. 333-55392) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



Frankfurt/Main, May 2, 2001



Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft



/s/ P. FuB                           /s/ N. Devin
P. FuB                               N. Devin
Wirtschaftsprufer                    Wirtschaftsprufer